UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 31, 2019
(Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRAD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 31, 2019, Digirad Corporation (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware in order to (a) effect a reverse stock split of the Company’s common stock at a ratio of one-for-ten (the “Reverse Split”) and (b) reduce of the number of authorized shares of common stock to 30 million shares authorized (the “Share Reduction”). The Amendment does not affect the par value of the Company’s common stock.
The Amendment provides that the Reverse Split and the Share Reduction will become effective on June 4, 2019, at 5:00 p.m. Eastern Time, at which time (a) every ten shares of the Company’s issued and outstanding common stock will automatically be combined into one share of common stock and (b) the number of authorized shares of common stock under the Company’s Restated Certificate of Incorporation, as amended, will automatically be reduced to 30 million shares authorized. Beginning with the opening of trading on Wednesday, June 5, 2019, the Company’s common stock will continue to trade on the Nasdaq Global Market under the symbol "DRAD," but will trade on a split-adjusted basis under a new CUSIP number, 253827703.
The Amendment (effecting the Reverse Split and Share Reduction) was approved by the stockholders of the Company at the Company’s 2019 Annual Meeting of Stockholders held on May 1, 2019. In connection with approving the Reverse Split, the Company’s stockholders granted authority to the Board of Directors of Digirad (the “Board”) to determine, at its discretion, a ratio within the range of 1-for-5 to 1-for-10, at which to effectuate the Reverse Split. The Reverse Split was approved by the Board on March 8, 2019, and the ratio of 1-for-10 was approved by the Board on May 15, 2019.
American Stock Transfer and Trust Company LLC (“AST”) is acting as the exchange agent for the Reverse Split.  AST will provide instructions to stockholders regarding the process for exchanging their pre-split stock certificates for post-split stock certificates.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01. Other Events.
On May 31, 2019, the Company issued a press release regarding the Reverse Split and Share Reduction described above under Item 5.03 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits
(d)  Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation
99.1	Press Release dated May 31, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION
By:	/s/ DAVID J. NOBLE
David J. Noble Chief Operating Officer and Interim Chief Financial Officer
Date:     May 31, 2019